Exhibit 99.1

For more information:	Investor Relations:
Vincent Pilette	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3235
650-357-3500

EFI REPORTS Q2 2011 RESULTS

Revenue Increases 19% Driven by 54% Growth in Software Applications (APPS)

Foster City, Calif. – July 21, 2011 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the second quarter of 2011. For the quarter ended June 30, 2011, the Company reported revenue of $141.2 million, compared to second quarter 2010 revenue of $119.1 million.

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For the second quarter of 2011, Non-GAAP net income was $11.3 million or $0.23 per diluted share, compared to non-GAAP net income of $4.0 million or $0.09 per diluted share for the same period in 2010.

•	For the second quarter of 2011, GAAP net income was $3.6 million or $0.07 per diluted share, compared to GAAP net loss of $(2.5) million or $(0.06) per diluted share for the same period in 2010.

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For the six months ended June 30, 2011, Non-GAAP net income was $24.8 million or $0.51 per diluted share, compared to non-GAAP net income of $3.9 million or $0.08 per diluted share for the same period in 2010.

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For the six months ended June 30, 2011, GAAP net income was $9.9 million or $0.20 per diluted share, compared to GAAP net loss of $(13.9) million or $(0.31) per diluted share for the same period in 2010.

“EFI again delivered a solid quarter with double-digit revenue growth in all three segments, record recurring revenues, the third consecutive quarter of double-digit operating margin, and strong cash generation,” said Guy Gecht, Chief Executive Officer. “Our results reflect our focus on the fastest growing segments of the printing industry, and our ability to provide business process automation that allows our customers to more efficiently run their businesses. With new innovative inkjet products beginning to ship this quarter, we believe that our Company is well positioned to maintain our growth momentum into the third quarter.”

Separately, the Company announced that Fred Rosenzweig, EFI’s President, has informed the Company that he intends to retire following the completion of the 2011 fiscal year. Mr. Rosenzweig will take on a transitional part time role during the first eight months of 2012. The Company has no plans to replace Mr. Rosenzweig in his current role.

“We can’t be more thankful to Fred for his outstanding contribution to EFI in over 18 years,” said Mr. Gecht. “While it is always hard to say goodbye to a great individual like Fred, we could not ask for better timing for this transition when the Company’s business and trajectories are strong and the management team is complete, experienced and eager to take on future growth opportunities.”

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About EFI

EFI (www.efi.com) is a world leader in customer-focused digital printing innovation. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s product portfolio includes Fiery® digital color print servers; VUTEk® super-wide digital inkjet printers, UV and solvent inks; Rastek UV wide-format inkjet printers; Jetrion® industrial inkjet printing systems; print production workflow and business process automation software; and corporate printing solutions.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding growth prospects, market positioning, short and long term opportunities, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, unforeseen expenses; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of our OEM partners’ products and declines or delays in demand for our related products; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; intense competition in each of our businesses, including competition from products developed by EFI’s customers; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and components supplying; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income (loss) and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses and gains. A reconciliation of the adjustments to GAAP results for the three and six months ended June 30, 2011 and 2010 is provided below. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income (loss) or earnings per diluted share prepared in accordance with GAAP.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue	$141,162	$119,117	$281,215	$229,947
Cost of revenue	62,585	58,154	123,927	110,212

Gross profit	78,577	60,963	157,288	119,735
Operating expenses:
Research and development	28,905	24,829	56,376	50,958
Sales and marketing	29,651	26,144	57,899	51,247
General and administrative	13,298	8,879	26,455	18,856
Amortization of identified intangibles	2,989	2,928	6,409	5,857
Restructuring and other	366	1,010	1,713	3,021

Total operating expenses	75,209	63,790	148,852	129,939

Income (loss) from operations	3,368	(2,827)	8,436	(10,204)
Interest and other income (expense), net	812	(1,813)	3,208	(4,127)

Income (loss) before income taxes	4,180	(4,640)	11,644	(14,331)
Benefit from (provision for) income taxes	(565)	2,098	(1,780)	411

Net income (loss)	$3,615	$(2,542)	$9,864	$(13,920)

Fully Diluted EPS calculation
Net income (loss)	$3,615	$(2,542)	$9,864	$(13,920)

Net income (loss) per diluted common share	$0.07	$(0.06)	$0.20	$(0.31)

Shares used in diluted per share calculation	48,458	45,173	48,365	44,936

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income (loss)	$3,615	$(2,542)	$9,864	$(13,920)

Excess solvent inventories and related end-of-life purchases	—	2,308	—	2,308
Amortization of identified intangibles	2,989	2,928	6,409	5,856
Stock based compensation expense – Cost of revenue	441	275	677	529
Stock based compensation expense – Research and development	1,890	745	2,767	1,855
Stock based compensation expense – Sales and marketing	1,174	954	2,059	1,907
Stock based compensation expense – General and administrative	3,599	1,293	6,772	2,937
Acquisition-related transaction costs	266	460	866	1,088
Restructuring and other	366	1,010	1,714	3,021

Tax effect of non-GAAP adjustments	(3,012)	(3,431)	(6,297)	(1,704)

Non-GAAP net income	$11,328	$4,000	$24,831	$3,877

Non-GAAP net income per diluted common share	$0.23	$0.09	$0.51	$0.08

Shares used in per share calculation	48,458	46,523	48,365	46,431

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$117,093	$126,363
Short-term investments	114,771	103,300
Accounts receivable, net	87,540	85,453
Inventories	46,665	46,216
Other current assets	33,193	24,317

Total current assets	399,262	385,649
Property and equipment, net	28,810	26,547
Restricted investments	56,850	56,850
Goodwill	143,396	139,517
Intangible assets, net	47,038	49,140
Other assets	46,045	48,878

Total assets	$721,401	$706,581

Liabilities & Stockholders’ equity
Accounts payable	$45,189	$49,189
Accrued and other liabilities	78,131	70,028
Income taxes payable	1,428	1,182

Total current liabilities	124,748	120,399
Contingent liability	999	619
Deferred tax liabilities	1,330	1,292
Long term taxes payable	35,721	32,522

Total liabilities	162,798	154,832
Total stockholders’ equity	558,603	551,749

Total liabilities and stockholders’ equity	$721,401	$706,581

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended June 30,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$9,864	$(13,920)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,302	10,329
Deferred taxes	(768)	(1,937)
Stock-based compensation	12,276	7,228
Other non-cash charges and adjustments	4,692	3,731
Changes in operating assets and liabilities	(4,448)	6,574

Net cash provided by operating activities	31,918	12,005

Cash flows from investing activities:
Purchases of short-term investments	(66,460)	(55,585)
Proceeds from sales and maturities of short-term investments	54,417	57,490
Purchases, net of proceeds from sales, of property and equipment	(4,849)	(1,395)
Businesses purchased, net of cash acquired	(11,044)	(2,397)
Proceeds from acquired business investment	713	—

Net cash used for investing activities	(27,223)	(1,887)

Cash flows from financing activities:
Proceeds from issuance of common stock	4,119	3,090
Purchases of treasury stock and net settlement of restricted stock, including transaction costs	(19,189)	(2,236)
Repayment of acquired business debt	(210)	—
Excess tax benefit from stock-based compensation	1,218	380

Net cash provided by (used for) financing activities	(14,062)	1,234

Effect of foreign exchange rate changes on cash and cash equivalents	97	(59)

Increase (decrease) in cash and cash equivalents	(9,270)	11,293
Cash and cash equivalents at beginning of year	126,363	106,067

Cash and cash equivalents at end of period	$117,093	$117,360

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue by Operating Segment
Fiery	$64,586	$56,397	$136,950	$111,926
Inkjet	57,244	50,190	108,279	94,028
APPS	19,332	12,530	35,986	23,993

Total	$141,162	$119,117	$281,215	$229,947

Revenue by Geographic Area
Americas	$82,854	$69,718	$157,046	$132,340
EMEA	42,643	36,581	87,181	67,989

Japan	9,499	8,854	21,320	21,948
ROW	6,166	3,964	15,668	7,670

APAC	15,665	12,818	36,988	29,618

Total	$141,162	$119,117	$281,215	$229,947

Revenue in the Fiery and APPS operating segments for the three and six months ended June 30, 2010 has been revised to conform to the presentation used for the three and six months ended June 30, 2011, reflecting the reclassification of proofing software revenue from the APPS to the Fiery operating segment. Total revenue reported for the three and six months ended June 30, 2010 has not changed.

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income (loss) and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant recurring and non-recurring items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures used by EFi

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income (loss) and GAAP earnings per diluted share to remove the impact of recurring amortization of acquisition-related intangibles, stock-based compensation expense, as well as restructuring related and non-recurring charges and gains and the tax effect of these adjustments. Such non-recurring charges and gains include end-of-life inventory purchase and related obsolescence, asset impairment charges, acquisition-related transaction costs, and costs to integrate such acquisitions into our business. Examples of these excluded items are:

•	Recurring charges and gains, including:

•	Amortization of acquisition-related intangibles. Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense is recognized in accordance with FASB Accounting Standards Codification, Topic 718, Stock Compensation.

•	Non-recurring charges and gains, including:

•	Excess solvent inventories and related end-of-life purchases.

•	Acquisition-related transaction costs associated with businesses acquired during the periods reported and anticipated transactions.

•	Restructuring and Other consists of:

•	Restructuring related charges. We have incurred restructuring charges as we reduce the number and size of our facilities and the size of our workforce.

•	Asset impairment costs consist primarily of a facility closure and the write-off of a private minority investment.

•	Expenses incurred to integrate businesses acquired during the periods reported.

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Tax effect of non-GAAP adjustments. After adjusting to exclude the items described above, we apply the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate.

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income (loss) or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income (Loss) to non-GAAP Net Income” included in this press release.